Exhibit 99.1

SHFL entertainment, Inc.
1106 Palms Airport Dr.
Las Vegas, NV 89119
www.SHFL.com

NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:
Investors & Media:		Gavin Isaacs, CEO
Julia Boguslawski		Linster W. Fox, CFO
ph:	(702) 897-7150	ph: (702) 897-7150
email:	jboguslawski@shfl.com

BALLY TECHNOLOGIES, INC. TO ACQUIRE SHFL ENTERTAINMENT, INC.

Combination Will Create a World-Class Gaming Organization With the Industry’s Most
Diversified Suite of Innovative Products and Successful Brands

LAS VEGAS, July 16, 2013 — SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (“SHFL” or the “Company”) today announced that it has entered into a definitive agreement and plan of merger with Bally Technologies, Inc. (NYSE: BYI) (“Bally”), pursuant to which Bally has agreed to acquire the Company at a per share price of $23.25 in cash for total consideration of approximately $1.3 billion. This consideration represents a premium of 37% over the average closing price of SHFL common stock for the 90 days ended July 15, 2013 and a premium of 24% over the closing price of SHFL common stock on July 15, 2013.

The transaction, which was unanimously approved by both the SHFL and Bally Boards of Directors, combines two best-in-class, highly complementary and customer-centric gaming technology companies with a shared focus on innovation.

"We believe that now is the right time to join forces with Bally as there is a unique opportunity to combine each other's many strengths, particularly our talented teams who have been the key drivers of success for each organization. It also represents an opportunity for our shareholders to receive a significant premium for their shares,”

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said Gavin Isaacs, SHFL’s Chief Executive Officer. “Like SHFL, Bally focuses on creating both entertaining player experiences through high-performing content and state-of-the-art technological solutions to increase productivity on the casino floor. United, we become a larger, stronger organization that we believe will best position the company for future growth. Equally important, we share a common vision to build the industry’s leading supplier based on delivering superior products, solutions and services to customers around the world.”

“Both Bally and SHFL have long histories of proven innovation, excellent customer service and successfully anticipating and adapting to changes within our industry, which makes bringing our two companies together a great strategic fit,” said Ramesh Srinivasan, Bally’s President and Chief Executive Officer. “The transformational acquisition of SHFL – which joins two high-caliber, talented and creative teams – will further enhance our ability to deliver future growth and serve our customers. SHFL’s intellectual property, renowned brands and industry-leading suite of diverse, high-performance products will enable us to offer an unparalleled offering of gaming products and services, which – when combined with our content, technology, operational capabilities and respective geographic footprints – will provide the most comprehensive product portfolio offered around the world.”

Additional Transaction Details

Bally will acquire all of the outstanding shares of SHFL for a per share price of $23.25 in cash, representing a total enterprise value of approximately $1.3 billion, including debt of $8 million and cash of $41 million as of April 30, 2013.

The transaction is subject to approval by SHFL’s shareholders, required regulatory and other approvals and customary closing conditions. The transaction is expected to close no later than June 15, 2014. Bally has obtained committed financing to complete the acquisition and the transaction is not subject to a financing contingency.

Conference Call and Webcast

Bally is hosting a conference call and webcast today for its investors at 8:30 a.m. EDT (5:30 a.m. PDT). The conference call dial-in number is 1-866-843-0890 or 1-412317-9250 (International); passcode 1154979. The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should

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initiate the call and webcast process at least five minutes prior to the beginning of the presentation. Gavin Isaacs also will be participating in the conference call.

Financial and Legal Advisory

Macquarie Capital served as SHFL’s exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to SHFL.

Goldman, Sachs & Co. and Groton Partners served as financial advisors and Gibson, Dunn & Crutcher LLP served as the legal advisor to Bally. Wells Fargo Bank, JPMorgan Chase Bank, N.A., Bank of America Merrill Lynch, Goldman Sachs Bank USA and Union Bank, N.A. provided the committed financing for the transaction.

About SHFL entertainment, Inc.

SHFL entertainment, Inc. is a leading global gaming supplier committed to making gaming more fun for players and more profitable for operators through product innovation, and superior quality and service. The Company operates in legalized gaming markets across the globe and provides state-of-the-art, value-add products in five distinct categories: Utility products, which include automatic card shufflers and roulette chip sorters; Proprietary Table Games, which includes live games, side bets and progressives; Electronic Table Systems, which include various e-Table game configurations; Electronic Gaming Machines, which include video slot machines; and newly introduced iGaming, which features online versions of SHFL’s table games, social gaming, and mobile applications. The Company is included in the S&P SmallCap 600 Index. Information about the Company and its products can be found on the Internet at www.SHFL.com, or on Facebook and Twitter.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations

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reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, SHFL entertainment, Inc. (the “Company”) or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Bally Technologies, Inc. (“Bally”) to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

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This communication is being made in respect of the proposed transaction involving the Company and Bally. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. The Company and Bally also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Company’s Investor Relations website page at http://ir.shfl.com or by contacting Investor Relations by mail to SHFL entertainment, Inc., Attn: Investor Relations, 1106 Palms Airport Drive, Las Vegas, NV 89119, or by phone at (702) 897-7150.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the meeting of shareholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on February 1, 2013. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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